Exhibit 16.1

December 27, 2023

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read PARTS iD, Inc.’s statements included under Item 4.01 of its Form 8-K dated December 27, 2023. We agree with the statements concerning our Firm under Item 4.01 related to our resignation. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC
Princeton, New Jersey